WARRANT AGREEMENT

                                   ARKONA INC.

         THIS WARRANT AGREEMENT (the "Agreement"), is made as December [___] (the "Effective Date") by and between ARKONA INC., a Delaware corporation with offices at 10542 South Jordan Gateway, South Jordan, Utah 84095, (the "Company"), and [_____], [__________](the "Holder").

         The Board of Directors of the Company has determined that it is to the advantage and in the best interest of the Company and its stockholders to issue the Warrant provided for herein to Holder as an inducement for Holder to [___________].

1. ISSUANCE OF WARRANT. The Company issues to Holder the right subject to the warrant herein to purchase from the Company, subject to all the provisions of this Agreement, all or any part of an aggregate of [_________] (_______) shares of Common Stock of the Company, at the purchase price of $[___] per share as Holder may from time to time elect, exercisable on or after the Effective Date hereof for a period of 60 months (the latter date hereinafter referred to as the "Termination Date"). In no event shall the Company be required to transfer fractional shares to Holder.

2. METHOD OF EXERCISE. The Warrant issued hereunder shall be exercisable, from the Effective Date, as hereinabove provided, by written notice which shall:

         2.1 state the election to purchase shares of stock subject to the Warrant, the number of shares in respect of which it is being purchased, the person in whose name the shares are to be issued and such person's address and social security number;

         2.2 contain such representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as are required by law or as may be reasonably satisfactory to the Company's counsel;

         2.3 be signed by the person or persons entitled to exercise the Warrant and, if the Warrant is being exercised by any person or persons other than the Holder, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Warrant; and

         2.4 be accompanied by the payment for the purchase price of those shares with respect to which the Warrant is being exercised in the form of cash or check.

3. ISSUANCE OF STOCK CERTIFICATES. The certificate or certificates for shares of Common Stock as to which the Warrant shall be exercised shall be registered in the name of the person or persons designated pursuant to Section 2.1 of this Agreement. The Company shall not be required to transfer or deliver any certificate or certificates for the shares purchased upon exercise of the Warrant issued hereunder until: (a) compliance with the terms of this Agreement and (b) compliance with all then applicable requirements of law.

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4.       STOCK SUBJECT TO THE WARRANT.  The Company shall reserve, and set aside as authorized and unissued shares, the number of shares of Common Stock of the Company to be issued upon exercise of this Warrant. If the Warrant should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto shall be free from any restrictions occasioned by this Agreement.

         Without limiting the generality of this Section 4, Holder acknowledges and understands that the shares of Common Stock to be issued upon exercise of this Warrant (i) have not been registered under the Securities Act of 1933, as amended, or under the blue sky or securities laws of any state; (ii) that the Company has no obligation to so register any of such shares and that, except to the extent such shares are so registered, such shares will be restricted securities and may be sold, transferred or otherwise disposed of only if an exemption from such registration is available; and (iii) unless such shares have been so registered, there shall be noted conspicuously upon each stock certificate representing such shares, the following legend:

         THE SHARES OF STOCK WHICH MAY BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("1933 ACT") NOR UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT RELATING TO SUCH SECURITIES UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES ACT, (II) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE 1933 ACT (OR ANY SIMILAR RULE UNDER SUCH ACT OR ACTS RELATING TO THE DISPOSITION OF SECURITIES), OR (III) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR ACTS IS AVAILABLE.

5. TERMINATION OF WARRANT. The Warrant and all rights granted hereunder to the extent such rights shall not have been exercised, shall terminate and become null and void on the Termination Date.

6. LIMITATION UPON TRANSFER. The Warrant and all rights granted hereunder shall be exercisable only by Holder, and except as otherwise provided, the Warrant and all rights granted hereunder shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment, or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of such Warrant or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon such Warrant or such rights, such Warrant and such rights shall immediately become null and void.

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7.       STOCK AS INVESTMENT. By accepting this Warrant, the Holder acknowledges for Holder and any heirs and legatees, that any and all shares purchased hereunder shall be acquired for investment and not for distribution.

8. ADJUSTMENT PROVISIONS FOR RECAPITALIZATIONS AND RELATED TRANSACTIONS. If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment shall be made in (y) the maximum number and kind of shares reserved for issuance under this Warrant, and (z) the price for each share subject to this Warrant, without changing the aggregate purchase price as to which this Warrant shall remain exercisable.

9. MERGER OR CONSOLIDATION. In the event of a consolidation or merger in which outstanding shares of Common Stock of the Company are exchanged for securities, cash or other property of any other corporation or business entity, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to this Option: (i) provide that the Warrant shall be assumed, or equivalent warrants shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the Holder, provide that all unexercised warrants will terminate immediately prior to the consummation of such transaction unless exercised by the Holder within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the Holder equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to this Warrant (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the exercise price of this Warrant in exchange for the termination of such Warrant, or (iv) provide that this Warrant shall become exercisable in full immediately prior to such event.

10. RIGHTS AS STOCKHOLDER. Holder shall not have any rights or privileges of a stockholder of the Company in respect of the shares issuable upon exercise of the Warrant granted hereunder, unless and until this Warrant shall have been duly exercised and certificates representing such shares shall have been issued by the Company.

11. NOTICES. Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Secretary at the main offices for the transaction of its business, and any notice to be given to Holder shall be addressed to Holder at the address set forth above, or at such other place as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as herein required, certified and deposited (postage and certification prepaid) in a post office regularly maintained by the United States Government.

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12.      BENEFITS OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon each successor of the Company and the Holder. All obligations imposed upon the Holder and all rights granted to the Company under this Agreement shall be binding upon the Holder's heirs, legal representatives, and successors.

13. GOVERNING LAW. The validity, construction, interpretation and effect of this Agreement shall be governed by and determined in accordance with the law of the State of Delaware without regard to its conflict of laws rules, except to the extent preempted by federal law, which shall to such extent govern.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its Chief Financial Officer, and Holder has hereunto set its hand the date and year first above written, which is the time of the issuance of the Warrant hereunder.

AGREED AND ACCEPTED:                        ARKONA INC.


By:                                        By:  /s/ Stephen L. Russo
    --------------------------------           --------------------------------
      Signature of Optionee                         Stephen L. Russo
     [______]                                       Chief Financial Officer







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